UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 20, 2011

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

See the disclosure under Item 3.03 of this Current Report on Form 8-K, which is incorporated by reference in this Item 1.01.

Item 3.03 – Material Modification to Rights of Security Holders

A fourth supplemental indenture, dated as of May 24, 2011, or the Fourth Supplemental Indenture, to that Indenture dated as of February 12, 2008, as previously amended, or the Indenture, has been executed by Forbes Energy Services Ltd., or the Company, Forbes Energy Services LLC, or FES LLC, Forbes Energy Capital Inc., or, together with FES LLC, the Issuers, certain of the Company’s subsidiaries and Wells Fargo Bank, National Association, as trustee and collateral agent. The Fourth Supplemental Indenture will become effective, by its terms, upon consummation of the purchase, in connection with the Company’s ongoing tender offer, or the Offer, and related consent solicitation, or the Solicitation, of those of the Issuers’ $192,500,000 aggregate principal amount of 11% Senior Secured Notes due 2015 (CUSIP 345140 AC 1), or the Notes, tendered prior to 11:59 p.m. Eastern time on June 6, 2011. The Fourth Supplemental Indenture amended the Indenture by eliminating most of the restrictive covenants and event of default provisions in the indenture and modifying the terms of the intercreditor agreement contemplated by the Indenture.

The description of the provisions of the Fourth Supplemental Indenture set forth above is qualified in its entirety by reference to the full and complete terms contained in the Fourth Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

This announcement is for informational purposes only. The Offer is being made, and the Solicitation was made, pursuant to the terms and subject to the conditions set forth in the Issuers’ Offer to Purchase and Consent Solicitation Statement dated May 9, 2011 (the “Statement”), and the Consent and Letter of Transmittal, copies of which are available from the Information Agent, D. F. King & Co., Inc., by calling (800) 290-6426. The Issuers have also retained Jefferies & Company, Inc. as Dealer Manager for the Offer and Solicitation Agent for the Solicitation. Questions about the Offer or the Solicitation may be directed to Jefferies & Company, Inc. at (888) 708-5831 (US toll-free) or (203) 708-5831 (collect).

Forward-Looking Information Advisory

This report contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated effectiveness of the Fourth Supplemental Indenture. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) as well as other filings the Company has made with the Securities and Exchange Commission.

Item 8.01 – Other Events

On May 23, 2011, the Company announced that on May 20, 2011 it had received the consents necessary to adopt the proposed amendments to the Indenture governing the Notes in the Offer and Solicitation.

On May 24, 2011, the Company announced that the expiration time of the Offer had been moved earlier from 5:00 p.m., Eastern time, on June 7, 2011, to 11:59 p.m., Eastern time, on June 6, 2011.

Copies of press releases with these announcements are attached as Exhibits 99.1 and 99.2.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

2

4.1

Fourth Supplemental Indenture, dated as of May 24, 2011, among Forbes Energy Services Ltd., Forbes Energy Services LLC, Forbes Energy Capital Inc., the other Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee and collateral agent.

99.1	Press Release, dated May 23, 2011.

99.2	Press Release, dated May 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: May 26, 2011	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of May 24, 2011, among Forbes Energy Services Ltd., Forbes Energy Services LLC, Forbes Energy Capital Inc., the other Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee and collateral agent.

99.1	Press Release, dated May 23, 2011.

99.2	Press Release, dated May 24, 2011.